UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________

SCHEDULE 14A INFORMATION

________________________________

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

Gamida Cell Ltd.
(Name of Registrant as Specified In Its Charter)

____________________________________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

116 Huntington Avenue, Boston, Massachusetts, 02116

April 20, 2023

Dear Shareholder,

You are cordially invited to attend a special general meeting of the shareholders (the “Meeting”) of Gamida Cell Ltd. (the “Company”), to be held on Thursday, May 11, 2023, beginning at 5:00 p.m., Israel time (10:00 a.m. Eastern Time), at 12 Leshem Street, Kiryat Gat, 8258412, Israel.

At the time of printing, the Company expects that shareholders will be able to attend the Meeting in person. The Company will continue to monitor the situation, including Israeli government guidance, and will continue to do so in the lead up to the Meeting. Should regulations or government guidance change between now and the date of the Meeting, the Company will provide an update on its website (https://investors.gamida-cell.com) and shareholders are encouraged to check for any updates.

Please register for the live webcast of the Meeting at https://register.vevent.com/register/BI0092995c93c5438e82df3dae63599105. Once registered, you will be provided with a personalized dial-in number and PIN. A replay of the webcast will be available for approximately seven days after the Meeting. No voting will be allowed during the webcast.

The Company’s notice of the Meeting, as published on Thursday, April 20, 2023, and the proxy statement (“Proxy Statement”) included within the following pages, describe in detail the matters to be acted upon at the Meeting. This notice and the accompanying proxy statement and proxy card are being first mailed to shareholders on or about April 28, 2023.

The Company has fixed the close of business on Friday, April 14, 2023 as the record date for the determination of shareholders entitled to notice of, and to vote on the matter proposed at, the Meeting and any adjournment or postponement thereof. The Company’s board of directors unanimously recommends a vote “FOR” each matter set forth in the notice.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Meeting, it is important that your shares be represented and voted at the Meeting. Accordingly, after reading the enclosed Notice of Special General Meeting of Shareholders and accompanying Proxy Statement, please sign, date and mail the enclosed proxy card by means of the envelope provided, or otherwise vote by telephone or over the internet in accordance with the instructions given in your proxy card. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Meeting, you may need to obtain a proxy issued in your name from that record holder. Please contact your broker, bank or other nominee for information about specific requirements if you would like to vote your shares at the Meeting.

Important Notice Regarding the Availability of Proxy Materials
for the Special General Meeting of Shareholders
to Be Held on Thursday, May 11, 2023 at 5:00 p.m., Israel Time (10:00 a.m. Eastern Time).

Register for the Special General Meeting
via https://register.vevent.com/register/BI0092995c93c5438e82df3dae63599105.

The proxy statement is available at www.proxyvote.com.

The Company looks forward to seeing as many of you as can attend the Meeting.

Very truly yours,
/s/ Abigail Jenkins
Abigail Jenkins
Chief Executive Officer

i

GAMIDA CELL LTD.

116 Huntington Avenue, Boston, Massachusetts
Tel: (617) 892-9080

NOTICE OF SPECIAL GENERAL MEETING OF SHAREHOLDERS

To be held on Thursday, May 11, 2023

Notice is hereby given to the holders of ordinary shares, nominal value NIS 0.01 per share, of Gamida Cell Ltd. (the “Company”) in connection with the solicitation by the board of directors of the Company (the “Board”) of proxies for use at the special general meeting of shareholders (the “Meeting”) to be held on Thursday, May 11, 2023, at 5:00 p.m. Israel time (10:00 a.m. Eastern Time), at 12 Leshem Street, Kiryat Gat, 8258412, Israel.

Please register for the live webcast of the Meeting at https://register.vevent.com/register/BI0092995c93c5438e82df3dae63599105. Once registered, you will be provided with a personalized dial-in number and PIN. A replay of the webcast will be available for approximately seven days after the Meeting. No voting will be allowed via the internet during the webcast, but shareholders attending the Meeting in person and eligible to vote may vote their shares during the Meeting.

The Meeting is being called to approve the increase in the Company’s authorized share capital from 1,500,000 New Israeli Shekels (“NIS”), divided into 150,000,000 ordinary shares, par value NIS 0.01 per share (the “ordinary shares”) to NIS 3,000,000, divided into 300,000,000 ordinary shares via the adoption of an amendment to Article 5.1.1 of the Company’s current Articles of Association (the “Articles”).

The Board recommends that the shareholders vote in favor of the above proposal, which is described in the accompanying Proxy Statement. We are currently not aware of any other matters that will come before the Meeting. If any other matters are presented properly at the Meeting, it is intended that the persons designated as proxies will vote upon such matters in accordance with their best judgment and the interest of the Company.

In accordance with the Israel Companies Law, and regulations promulgated thereunder (the “Companies Law”), any shareholder of the Company holding at least 1% of the outstanding voting rights of the Company for the Meeting may submit to the Company a proposed additional agenda item for the Meeting, no later than Sunday, April 23, 2023. To the extent that there are any additional agenda items that the Board determines to add as a result of any such submission, the Company will publish an updated agenda and proxy card as well as an amendment to the Proxy Statement with respect to the Meeting, no later than Sunday, April 30, 2023.

The presence (in person or by proxy) of any two or more shareholders holding, in the aggregate, at least 33-⅓% of the voting power of the Company, constitutes a quorum for purposes of the Meeting. In the absence of the requisite quorum of shareholders within half an hour from the time appointed for the Meeting, the Meeting will be adjourned to Thursday, May 11, 2023, at the same time and place, unless otherwise determined at the Meeting in accordance with the Articles. At such adjourned meeting the presence of one or more shareholders in person or by proxy within a half an hour from the time appointed for the adjourned meeting holding in the aggregate at least 33-⅓% of the voting power of the Company will constitute a quorum.

Only shareholders of record at the close of business on Friday, April 14, 2023, are entitled to notice of, and to vote at, the Meeting, or at any adjournment or postponement thereof.

The affirmative vote of the holders of a majority of the voting power represented at the Meeting in person or by proxy and voting on the proposal is necessary for the approval of the proposal.

ii

This Notice of Special General Meeting of Shareholders, together with the Proxy Statement describing the proposal to be voted upon at the Meeting along with a proxy card enabling the shareholders to indicate their vote on the proposal will be mailed on or about April 28, 2023 to all shareholders entitled to participate in and vote at the Meeting. This Proxy Statement, Notice of Special General Meeting of Shareholders and the accompanying proxy card are available at www.proxyvote.com. Proxies must be submitted to the Company or to its transfer agent no later than 5 a.m. Israel Time (12 a.m. Eastern Time) on the day of the Meeting. Proxies delivered to the Company or to its transfer agent after such time will be presented to the chairperson of the Meeting and, at his discretion, may be voted as specified in the instructions included in such proxies. If your ordinary shares in the Company are held in “street name” (meaning held through a bank, broker or other nominee), you will be able to either direct the record holder of your shares on how to vote your shares or obtain a legal proxy from the record holder that enables you to participate in and to vote your shares at the Meeting (or to appoint a proxy to do so).

BY ORDER OF THE BOARD OF DIRECTORS
April 20, 2023	/s/ Abigail Jenkins
Abigail Jenkins
Chief Executive Officer

iii

GAMIDA CELL LTD.

116 Huntington Avenue, Boston, Massachusetts 02116
Tel: (617) 892-9080

PROXY STATEMENT

FOR THE SPECIAL GENERAL MEETING OF SHAREHOLDERS

Thursday, May 11, 2023

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have sent you these proxy materials because the board of directors (the “Board”) of Gamida Cell Ltd., an Israeli company (the “Company”) is soliciting your proxy to vote at the special general meeting of shareholders (the “Meeting”), and any adjournments or postponements of the Meeting. You are invited to attend the Meeting to vote on the proposal described in this Proxy Statement. However, you do not need to attend the Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or online.

We intend to mail these proxy materials on or about April 28, 2023 to all shareholders of record entitled to vote at the Meeting.

How do I attend the Meeting?

The Meeting will be held on Thursday, May 11, 2023, beginning at 5:00 p.m. Israel time (10:00 a.m. Eastern Time), at 12 Leshem Street, Kiryat Gat, 8258412, Israel.

Attendance at the Meeting is limited to shareholders of the Company as of the record date (Friday, April 14, 2023). Each shareholder may appoint only one proxy holder or representative to attend the Meeting on his or her behalf.

If you attend the Meeting, you will be asked to present valid, government-issued photo identification, such as a driver’s license. If you are a holder of record, the top half of your proxy card or your notice is your admission ticket. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from your bank or broker are examples of proof of ownership. If you want to vote your shares held in street name in person, you must get a legal proxy in your name from the broker, bank or other nominee that holds your shares, and submit it with your vote.

Who can vote at the Meeting?

Shareholders Entitled to Vote — Record Date

Shareholders of record who held ordinary shares at the close of business on Friday, April 14, 2023, are entitled to notice of, and to vote at, the Meeting. In addition, shareholders who, as of the Record Date, held ordinary shares through a bank, broker or other nominee which is a shareholder of record of the Company at the close of business on the Record Date, or which appears in the participant list of a securities depository on that date, are considered to be beneficial owners of shares held in “street name.” These proxy materials are being forwarded to beneficial owners by the bank, broker or other nominee that is considered the holder of record with respect to the Company’s ordinary shares. Beneficial owners have the right to direct how their shares should be voted and are also invited to attend the Meeting, but may not actually vote their shares in person at the Meeting unless they first obtain a signed proxy from the record holder (that is, their bank, broker or other nominee) giving them the right to vote the shares.

As of April 3, 2023 (being the last practicable date before the circulation of this proxy statement), there were 81,494,442 ordinary shares outstanding and entitled to vote at the Meeting.

What am I voting on?

This Proxy Statement describes the proposal on which we would like you, as a shareholder, to vote at the Meeting. This Proxy Statement provides you with information on the proposal, as well as other information about us, so that you can make an informed decision as to whether and how to vote your shares.

At the Meeting, shareholders will act upon the following proposal:

Proposal One

To approve the increase in the Company’s authorized share capital from NIS 1,500,000, divided into 150,000,000 ordinary shares to NIS 3,000,000, divided into 300,000,000 ordinary shares via the adoption of an amendment to Article 5.1.1 of the Company’s current Articles of Association (the “Articles”).

What if another matter is properly brought before the Meeting?

As of the date of this Proxy Statement, the Board knows of no other matters that will be presented for consideration at the Meeting. If any other matters are properly brought before the Meeting, it is the intention of your proxyholder (identified on your proxy card) to vote on those matters in accordance with their best judgment.

Can I revoke or change my vote after submitting my proxy?

A shareholder may revoke a proxy in one of the following ways: (i) by written notice of the revocation of the proxy delivered by mail to the Company at its offices at 116 Huntington Avenue, Boston, Massachusetts 02116, Attention: Josh Patterson, General Counsel & Chief Compliance Officer, or by e-mail to legalnotices@gamida-cell.com, or to its transfer agent, Broadridge Corporate Issuer Solutions, Inc., by mail to 1717 Arch St., Suite 1300, Philadelphia, Pennsylvania 19103, no later than 5 a.m. Israel Time (12 a.m. Eastern Time) on the day of the Meeting, canceling the proxy or appointing a different proxy, (ii) by written notice of the revocation of the proxy delivered at the Meeting to the chairperson of the Meeting or (iii) by attending and voting in person at the Meeting. No proxy will be accepted after the Meeting. Attendance at the Meeting will not in and of itself constitute revocation of a proxy. If your shares are held by your broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee.

What is the quorum requirement, and how many votes are needed to approve the proposal?

Pursuant to the Company’s Articles of Association (the “Current Articles”), the quorum required for the Meeting consists of at least one or more shareholders present, in person or by proxy, holding shares conferring in the aggregate at least 33-⅓% of the Company’s voting power. If a quorum is not present within half an hour from the time appointed for the Meeting, the Meeting will stand adjourned to May 11, 2023, at the same time and place, unless otherwise determined at the Meeting in accordance with the Company’s Current Articles (the “Adjourned Meeting”). At such Adjourned Meeting the presence of at least one or more shareholders, in person or by proxy, within half an hour from the time appointed for the Adjourned Meeting holding in the aggregate at least 33-⅓% of the Company’s voting power, will constitute a quorum.

Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner attends the Meeting but does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Brokers that hold shares in “street name” for clients typically have authority to vote on “routine” proposals even when they have not received instructions from beneficial owners. Absent specific instructions from the beneficial owner of the shares, however, brokers are not allowed to exercise their voting discretion with respect to any proposals that are considered non-routine. If you hold your shares in “street name” and do not provide your broker with specific instructions regarding how to vote on any proposal, your broker will not be permitted to vote your shares on the proposal, resulting in a “broker non-vote.” Therefore, it is important for a shareholder that holds ordinary shares through a bank or broker to instruct its bank or broker how to vote its shares, if the shareholder wants its shares to count for all proposals.

The affirmative vote of the holders of a majority of the voting power represented at the Meeting in person or by proxy and voting thereon is necessary for the approval of the proposal.

The Board recommends shareholders vote “FOR” the proposal set forth in the Proxy Statement.

Except for the purpose of determining a quorum, broker non-votes will not be counted as present and are not entitled to vote. Abstentions will not be treated as either a vote “FOR” or “AGAINST” a matter.

On the matter submitted to the shareholders for consideration at the Meeting, only ordinary shares that are voted on such matter will be counted toward determining whether shareholders approved the matter. Ordinary shares present at the Meeting that are not voted on a particular matter (including broker non-votes) will not be counted in determining whether such matter is approved by shareholders.

Each ordinary share is entitled to one vote on each proposal or item that comes before the Meeting. If two or more persons are registered as joint owners of any ordinary share, the right to vote at the Meeting and/or the right to be counted as part of the quorum thereat will be conferred exclusively upon the more senior among the joint owners attending the meeting in person or by proxy. For this purpose, seniority will be determined by the order in which the names appear in the Company’s Register of Shareholders.

How do I vote?

You can vote your shares by attending the Meeting. If you do not plan to attend the Meeting, the method of voting will differ for shares held as a record holder and shares held in “street name” (through a broker, trustee or nominee). Record holders of shares will receive proxy cards. Holders of shares in “street name” will receive either proxy cards or voting instruction cards directly from their bank, broker or nominee in order to instruct their banks, brokers or other nominees on how to vote.

Ms. Abigail Jenkins, Mr. Joshua Patterson and Mr. Shai Lankry may be appointed as proxies by the shareholders entitled to vote at the Meeting with respect to the matter to be voted upon at the Meeting.

All ordinary shares represented by properly executed proxies delivered to the Company by mail at its offices at 116 Huntington Avenue, Boston, Massachusetts 02116, Attention: Josh Patterson, General Counsel & Chief Compliance Officer, or by e-mail to legalnotices@gamida-cell.com, or to its transfer agent, Broadridge Corporate Issuer Solutions, Inc., by mail to 1717 Arch St., Suite 1300, Philadelphia, Pennsylvania 19103, will be voted as specified in the instructions indicated in such proxies. Proxies must be submitted to the Company or to its transfer agent no later than 5 a.m. Israel Time (12 a.m. Eastern Time) on the day of the Meeting. Proxies delivered to the Company or to its transfer agent after such time will be presented to the chairperson of the Meeting and, at his discretion, may be voted as specified in the instructions included in such proxies. If you are a shareholder of record as of the record date for the Meeting, subject to applicable law and rules of the Nasdaq Stock Market (“Nasdaq”), if no instructions are indicated in such proxies with respect to the proposal, the shares represented by properly executed and received proxies will be voted “FOR” the proposal. If you hold your shares in “street name” through a broker, bank or other nominee, you are considered, with respect to those shares, a beneficial owner. Absent specific instructions from the beneficial owner of the shares, brokers are not allowed to exercise their voting discretion with respect to any items presented at the Meeting, as described below.

Shareholders of Record

If you are a shareholder of record (that is, you hold a share certificate that is registered in your name or you are listed as a shareholder in the Company’s share register), you can submit your vote by completing, signing and submitting a proxy card, which has or will be sent to you and which will be accessible at the Investors & Media section of the Company’s website, as described below under “Availability of Proxy Materials.”

Please follow the instructions on the proxy card. If you provide specific instructions (by marking a box) with regard to the proposal, your shares will be voted as you instruct. The persons named as proxies in the enclosed proxy card will furthermore vote in accordance with their best judgment on any other matters that may properly come before the Meeting.

Shareholders Holding in “Street Name”

If you hold ordinary shares in “street name,” that is, you are an underlying beneficial holder who holds ordinary shares through a bank, broker or other nominee, the voting process will be based on your directing the bank, broker or other nominee to vote the ordinary shares in accordance with the voting instructions on your voting instruction card. Because a beneficial owner is not a shareholder of record, you may not vote those shares directly at the Meeting unless you obtain a “legal proxy” from the bank, broker or nominee that holds your shares, giving you the right to vote the shares at the Meeting.

Please follow the instructions on the voting instruction card received from your bank, broker or nominee. You may also be able to submit voting instructions to a bank, broker or nominee by phone or via the Internet if your voting instruction card describes such voting methods. Please be certain to have your control number from your voting instruction card ready for use in providing your voting instructions.

It is important for a shareholder that holds ordinary shares through a bank or broker to instruct its bank or broker how to vote its shares if the shareholder wants its shares to count for the proposal.

How can I find out the Meeting voting results?

The preliminary voting results will be announced at the Meeting. The final voting results will be tallied by the Company’s General Counsel based on the information provided by the Company’s transfer agent or otherwise and will be published following the Meeting on a Current Report on Form 8-K that we expect to file with the U.S. Securities and Exchange Commission (the “SEC”) within four business days after the Meeting. If voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Report on Form 8-K to publish the final results.

Who is paying for this proxy solicitation?

The Company will bear the costs of solicitation of proxies for the Meeting, including the preparation, assembly, printing, mailing and distribution of the proxy materials. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies from shareholders by telephone, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of ordinary shares held of record by them, and such custodians will be reimbursed by the Company for their reasonable out-of-pocket expenses. The Company may also retain an independent contractor to assist in the solicitation of proxies. If retained for such services, the costs will be paid by the Company. Proxies must be submitted to the Company or to its transfer agent no later than 5 a.m. Israel Time (12 a.m. Eastern Time) on the day of the Meeting. Proxies delivered to the Company or to its transfer agent after such time will be presented to the chairperson of the Meeting and, at his discretion, may be voted as specified in the instructions included in such proxies.

What proxy materials are available online?

Copies of the proxy card, the Notice of Special General Meeting of Shareholders and this Proxy Statement are available at www.proxyvote.com.

Proposal ONE

APPROVAL OF AN INCREASE IN THE COMPANY’S AUTHORIZED SHARE CAPITAL
VIA AN AMENDMENT TO THE ARTICLES

Increase in the Company’s Authorized Share Capital

The Board has approved, subject to shareholders’ approval, an amendment to the Articles that increases the number of ordinary shares authorized for issuance from 150,000,000 to 300,000,000. The purposes of this increase are to provide the Company with the flexibility to conduct future issuances of ordinary shares in connection with a potential commercial or strategic partnership, to issue ordinary shares in connection with exchanges of or payments on the First Lien Secured Note, which was issued by Gamida Cell Inc. (the “Borrower”) to certain funds managed by Highbridge Capital Management, LLC (collectively, “Highbridge”) pursuant to a Loan and Security Agreement by and among the Borrower, the Company as guarantor, Wilmington Savings Fund Society, FSB, as collateral agent and administrative agent and Highbridge and the other lenders thereto, and the Company’s other outstanding convertible debt, and to fund the Company’s operations, consistent with its historical practice of raising financing through equity and debt issuances. Although the Company is seeking equity financing and a potential commercial or strategic partnership, it currently does not have any acquisitions or other major transactions planned that would require it to increase the authorized share capital. Moreover, the Board is not proposing the increase with the intent of using the newly-authorized reserve as an anti-takeover device. If the increase is approved, after the increase, all ordinary shares issuable from the Company’s authorized share capital would have the same voting rights and rights to any dividends or other distributions by the Company as the ordinary shares currently issuable from its share capital.

Certain Risks and Disadvantages Associated with the Share Capital Increase

If the Company issues additional ordinary shares after the increase in its authorized share capital, the dilution to the ownership interest of existing shareholders may be greater than would occur had the increase in authorized share capital not been effected. Future issuances of ordinary shares will dilute the voting power and ownership of existing shareholders, and, depending on the amount of consideration received in connection with the issuance, could also reduce shareholders’ equity on a per-share basis. Although the purposes of the increase in authorized share capital are to maintain the Company’s capital-raising position and to allow for issuances of ordinary shares in connection with exchanges of or payments on the First Lien Secured Note and the Company’s other outstanding convertible debt, these additional ordinary shares may also be issued in the future for other purposes, such as compensation, giving rise to further opportunities for dilution. Although the Company is seeking equity financing and a potential commercial or strategic partnership, it currently does not have any acquisitions or other major transactions planned that would require it to increase authorized share capital. Moreover, the Board is not proposing the increase with the intent of using the newly-authorized reserve as an anti-takeover device. However, the authorized ordinary shares could, in theory, also be used to resist or frustrate a third-party transaction that is favored by a majority of the independent shareholders (for example, by permitting issuances that would dilute the share ownership of a person seeking to effect a change in the composition of the Board or management of the Company or contemplating a tender offer or other transaction for the combination of the Company with another company). The newly available authorized shares resulting from the increase in the Company’s authorized share capital thus may have the potential to limit the opportunity for shareholders to dispose of their ordinary shares at a premium.

Board of Directors Recommendation

In reaching its determination to approve this Proposal, the Board, with advice from management and financial and legal advisers, considered a number of factors, including the Company’s current financial condition, cash flow and liquidity, including its outstanding debt obligations.

After evaluating these factors, and based upon their knowledge of the Company’s business, financial condition and prospects, potential financing alternatives (or lack thereof), and the views of the Company’s management, the Board concluded that the potential increase in the Company’s authorized share capital is in the Company’s best interests and in the best interests of its shareholders.

Proposed Resolution

The Board is therefore proposing to adopt the following resolution:

“RESOLVED, to approve an increase in the Company’s authorized share capital from NIS 1,500,000, divided into 150,000,000 ordinary shares to NIS 3,000,000, divided into 300,000,000 ordinary shares via the adoption of an amendment to Article 5.1.1 of the Company’s current Amended and Restated Articles of Association.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s ordinary shares as of March 15, 2023 by: (i) each director and nominee for director; (ii) each named executive officer; (iii) all of the Company’s executive officers and directors as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of the Company’s ordinary shares. Beneficial ownership, for purposes of this table, includes options and warrants to purchase ordinary shares that are either currently exercisable or will be exercisable within 60 days of March 15, 2023.

Unless otherwise noted below, the address of each shareholder, director and executive officer is c/o Gamida Cell Ltd., 116 Huntington Avenue, 7th Floor, Boston, Massachusetts 02116.

	As of March 15, 2023(1)
	Ordinary Shares	%
Holders of more than 5% of the Company’s voting securities:
Access Industries(2)	9,742,857	12.0%
Highbridge Capital Management, LLC and certain related entities(3)	8,909,789	9.9%
Fidelity Management & Research(4)	6,924,676	8.5%
Community Master Fund, LP(5)	5,040,329	6.2%
Novartis Pharma AG(6)	4,336,759	5.3%
Directors and executive officers who are not 5% holders:
Abigail Jenkins	16,129	*
Shai Lankry	356,400	*
Michele Korfin	423,494	*
Ronit Simantov	382,607	*
Josh Patterson	123,258	*
Robert I. Blum(7)	130,750	*
Anat Cohen-Dayag(8)	23,000	*
Julian Adams	1,106,313	*
Naama Halevi Davidov(9)	23,000	*
Kenneth I. Moch	67,475	*
Shawn C. Tomasello	55,927	*
Stephen Wills	55,927	*
Ivan Borrello	14,250	*
All directors and executive officers as a group (13 persons)(10)	2,755,530	3.4%

____________

*        Indicates beneficial ownership of less than 1% of the total ordinary shares outstanding.

(1)      The percentages shown are based on 81,088,076 ordinary shares issued and outstanding as of March 15, 2023.

(2)      The information shown is as of November 14, 2022 and is based on a Schedule 13D/A filed on November 15, 2022. Consists of: (i) 1,507,369 ordinary shares held by Clal Biotechnology Industries Ltd., or CBI; (ii) 1,374,377 ordinary shares held by Bio Medical Investment (1997) Ltd., or Bio Medical, a wholly owned subsidiary of CBI; (iii) 3,750,000 ordinary shares by AI Gamida Holdings LLC and (iv) 3,111,111 ordinary shares held by AI biotechnology LLC. Clal Industries Ltd. owns 47% of the outstanding shares of, and controls, CBI. Clal Industries Ltd. is wholly owned by Access AI Ltd., which is owned by AI Diversified Holdings S.à r.l., which is owned by AI Diversified Parent S.à r.l., which is owned by AI Diversified Holdings Limited (“AIDH Limited”). AIDH Limited is controlled by AI SMS L.P (“AI SMS”). Access Industries Holdings LLC (“AIH”) owns a majority of the equity of AI SMS, and Access Industries, LLC (“LLC”), holds a majority of the outstanding voting interests in AIH. Access Industries Management, LLC (“AIM”) controls LLC and AIH, and Len Blavatnik controls AIM. AIM controls AIH LLC and Len Blavatnik controls AIM. The address of each of Clal Industries Ltd., CBI and Bio Medical is the Triangular Tower, 3 Azrieli Center, Tel Aviv 67023, Israel and the address of each of foregoing other than Bio Medical, CBI, and Clal Industries Ltd. is 730 Fifth Avenue, 20th Floor, New York, NY 10019.

(3)      Consists of 2,631,252 outstanding ordinary shares and 6,278,537 ordinary shares issuable within 60 days of March 15, 2023 upon exchange of the 2022 Note and the 2021 Notes. Highbridge Tactical Credit Master Fund, L.P. holds the 2022 Note with an outstanding principal amount of $19,000,000 and the 2021 Notes with an outstanding principal amount of $44,800,000, each of which is exchangeable for ordinary shares within 60 days of March 15, 2023, subject to certain conditions. Highbridge Convertible Dislocation Fund, L.P. also holds a 2021 Note with an outstanding principal amount of $30,200,000 which is exchangeable for ordinary shares within 60 days of March 15, 2023, subject to certain conditions. Highbridge Capital Management, LLC is the trading manager of Highbridge Convertible Dislocation Fund, L.P. and Highbridge Tactical Credit Master Fund, L.P. Each of Highbridge Convertible Dislocation Fund, L.P. and Highbridge Tactical Credit Master Fund, L.P. disclaims beneficial ownership over these shares. The address of Highbridge Capital Management, LLC is 277 Park Avenue, 23rd Floor, New York, NY 10172, and the address of each of Highbridge Convertible Dislocation Fund, L.P. and Highbridge Tactical Credit Master Fund, L.P. is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands. No ordinary shares may be issued pursuant to the 2021 Notes or the 2022 Note to the extent such issuance would result in the holder and its affiliates, together with any other persons whose beneficial ownership would be aggregated for purposes of Section 13(d) of the Exchange Act or any group of which any such person is a member, beneficially owning in excess of 9.9% of the ordinary shares outstanding.

(4)      The principal address of Fidelity Management & Research is 245 Summer Street, Boston, Massachusetts 02210. This information is based solely on the information reported on the Schedule 13G/A filed on February 9, 2023 by FMR LLC.

(5)      Community US Fund Management, Inc., a Delaware corporation, or the Firm is the investment manager to Community Master Fund, L.P., a Cayman Islands exempted limited partnership, or the Master Fund. As of December 31, 2022, the Firm, as the investment manager to Master Fund, may be deemed to beneficially own an aggregate of 5,250,000 ordinary shares. The business address of such holder is 6446 Drexel Avenue, Los Angeles, California 90048.

(6)      This information is based solely on the Schedule 13D/A filed by Novartis Pharma AG on March 3, 2023. The ordinary shares are held by Novartis Pharma AG. Novartis Pharma AG is a wholly-owned direct subsidiary of Novartis AG. Novartis AG, as the publicly owned parent company of Novartis Pharma AG, may be deemed to beneficially own an aggregate of 4,336,759 ordinary shares held directly by Novartis Pharma AG. The address of Novartis AG is Lichtstrasse 35, CH-4056 Basel, Switzerland.

(7)      Mr. Blum resigned from the Board effective March 17, 2023.

(8)      Dr. Cohen-Dayag resigned from the Board effective March 15, 2023.

(9)      Dr. Halevi Davidov resigned from the Board effective March 16, 2023.

(10)    Consists of options to purchase 2,440,347 ordinary shares, which are currently exercisable or will become exercisable within 60 days of March 15, 2023.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for meeting materials with respect to two or more shareholders sharing the same address by delivering a single set of meeting materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are shareholders will be “householding” the Company’s proxy materials. A single set of meeting materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of meeting materials, please notify your broker or us. Direct your written request to 116 Huntington Avenue, Boston, Massachusetts 02116, Attention: Josh Patterson, General Counsel & Chief Compliance Officer, or by e-mail to legalnotices@gamida-cell.com. Shareholders who currently receive multiple copies of the meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER BUSINESS

We know of no other business that will be presented at the Meeting. If any other matter properly comes before the stockholders for a vote at the Meeting, however, the proxy holders will vote your shares in accordance with their best judgment. This discretionary authority is granted by the execution of the form of proxy.

APPENDIX A

Gamida Cell Ltd.
Third Amendment
to the
Amended and Restated Articles of Association

Effective as of [•], 2023

Capitalized terms not defined herein shall have the meaning ascribed to them in the Amended and Restated Articles of Association of Gamida Cell Ltd. (the “Company”), which were adopted by the Company effective as of July 27, 2022 (the “Articles”), as previously amended.

Article 5 of the Articles is hereby amended in its entirely to state as follows:

“1.1. The share capital of the Company shall consist of NIS 3,000,000 divided into 300,000,000 ordinary shares, of a nominal value of NIS 0.01 each (the “Shares”).”

Appendix A-1

Important Notice Regarding the Availability of Proxy Materials for the Special General Meeting: The Proxy Statement is available at www.proxyvote.com. D95044-S60536 GAMIDA CELL LTD. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 11, 2023 The undersigned, a shareholder of Gamida Cell Ltd. (the “Company”), hereby appoints Abigail Jenkins and Shai Lankry, and each of them, acting individually as the attorney and proxy for the undersigned, with full power of substitution, for and in the name of the undersigned, to vote and otherwise act on behalf of the undersigned at the Special General Meeting of Shareholders of the Company (the “Meeting”) to be held at 12 Leshem Street, Kiryat Gat, 8258412, Israel, on Thursday, May 11, 2023, at 5:00 p.m. Israel Time, or at any adjournment(s) or postponement(s) thereof, with respect to all of the Ordinary Shares of the Company (the “Shares”) which the undersigned would be entitled to vote as indicated with respect to the matter set forth below this Proxy. Subject to applicable law and the rules of Nasdaq, in the absence of such instructions, the Shares represented by properly executed and received proxies will be voted “FOR” the proposed resolution to be presented at the Meeting or any adjournment(s) or postponement(s) thereof, for which the Board of Directors of the Company recommends a “FOR” vote. This Proxy also delegates, to the extent permitted by applicable law, discretionary authority to vote with respect to any other business which may properly come before the Meeting or any adjournment(s) or postponement(s) thereof. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND MAIL THE ENTIRE PROXY PROMPTLY, ALONG WITH PROOF OF IDENTITY IN ACCORDANCE WITH THE COMPANY’S PROXY STATEMENT, IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

GAMIDA CELL LTD. C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. P.O. BOX 1342 BRENTWOOD, NY 11717 SCAN TO VIEW MATERIALS &VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 10, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If youwould like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 10, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D95043-S60536 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY GAMIDA CELL LTD. The Board of Directors recommends you vote FOR Proposal 1: For Against Abstain 1. To approve the increase in the Company’s authorized share capital from NIS 1,500,000, divided into 150,000,000 ordinary shares, to NIS 3,000,000, divided into 300,000,000 ordinary shares, via the adoption of an amendment to Article 5.1.1 of the Company’s current Articles of Association. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Shareholders entitled to notice of and to vote at the special general meeting or at any adjournment(s) or postponement(s) thereof shall be determined as of the close of business on April 14, 2023, the record date fixed by the board of directors of the Company for such purpose. The signer hereby revokes all previous proxies given by the signer to vote at the special general meeting or any adjournment(s) or postponement(s) thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date